Exhibit 10.7

Magna Management LLC

[address]

____________, 2016

M I Acquisitions, Inc.
c/o Magna Management LLC

5 Hanover Square

New York, NY 10004

Ladies and Gentlemen:

This letter will confirm our agreement that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the initial public offering of the securities of M I Acquisitions, Inc. (the “Company”) and continuing until the consummation by the Company of its initial business combination or the distribution of the trust account to the Company’s then public shareholders (as described in the Registration Statement), Magna Management LLC (the “Firm”) shall make available to the Company certain general and administrative services, including the use of office space, utilities and secretarial support, as may be required by the Company from time to time, at [___________________] (or any successor location). In exchange therefor, the Company shall pay the Firm at the rate of $10,000 per month. Notwithstanding the foregoing, if the Company’s audit committee determines that the Company lacks sufficient funds outside of the trust account to pay its actual or anticipated expenses, all payments hereunder shall be deferred until the consummation of its initial business combination. Any such deferred amount shall accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.

Very truly yours,

MAGNA MANAGEMENT LLC

By:
Name:
Title:

Agreed to and Accepted as of the date first written above by:

M I ACQUISITIONS, INC.

By:
Name:
Title: